UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, the Board of Directors (the “Board”) of MasTec, Inc., a Florida corporation (“MasTec”), expanded Class II of the Board from two to three directors and appointed Mr. Dan Restrepo to fill the resulting vacancy. The terms of the current Class II directors do not expire until MasTec’s 2015 Annual Meeting of Shareholders; however, in accordance with MasTec’s Amended and Restated Bylaws and the Florida Business Corporation Act, Mr. Restrepo will serve for an initial term ending at MasTec’s 2014 Annual Meeting of Shareholders, at which time he is currently expected to stand for election as a Class II director to serve until the expiration of the current Class II term. Following the Board’s expansion of Class II, each of the Board’s three classes has three members.

Mr. Restrepo, who is 42 years old, is the founder and managing director of Restrepo Strategies LLC, which provides strategic advice to U.S. companies conducting business or exploring opportunities in the Americas, as well as to multi-national Latin-based companies conducting business or exploring new opportunities in the United States. Prior to founding Restrepo Strategies, Mr. Restrepo served with the National Security Council, as Special Assistant to the President, Senior Director for Western Hemisphere Affairs, from March 2009 until June 2012. While at the National Security Council, Mr. Restrepo was President Obama’s principal advisor on Latin America, the Caribbean and Canada, and he managed the development and implementation of U.S. policy related to the Americas across the full range of national and homeland security issues. In addition to his position as managing director of Restrepo Strategies, Mr. Restrepo currently serves as Senior Fellow of the Center for American Progress, a position he has held since June 2013. Mr. Restrepo previously served the Center for American Progress as director for the Americas Project, from March 2006 until February 2009, director of outreach, from March 2004 until March 2006, and as deputy counsel, from March 2004 until January 2005.

There are no arrangements or understandings between Mr. Restrepo and any other person pursuant to which Mr. Restrepo was appointed as a director of MasTec.

Mr. Restrepo will participate in the standard non-employee director compensation arrangements described under the section entitled “Compensation of Directors” in MasTec’s 2013 Proxy Statement, filed with the Securities and Exchange Commission on April 10, 2013.

Since the beginning of MasTec’s last fiscal year, MasTec has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Restrepo had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: December 20, 2013	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary